Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-97393, 333-55904 and 333-36082 of Dominion Resources, Inc. on Form S-3 and Registration Statement Nos. 333-85094, 333-38396, 333-38398, 333-95567, 333-87529, 333-78173, 333-69305, 333-49725, 333-25587, 333-18391 and 333-02733, of Dominion Resources, Inc. on Form S-8 of our reports dated January 21, 2003 (February 19, 2003, as to the last two paragraphs of the Lease Commitments section of Note 27 and February 21, 2003, as to the last three paragraphs of Note 30, which reports expressed an unqualified opinion and included an explanatory paragraph as to changes in accounting principle for: goodwill and other intangible assets in 2002, derivative instruments and hedging activities in 2001, and the method of accounting used to develop the market-related value of pension plan assets in 2000), appearing in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia

March 20, 2003